For period ending 10-31-99
File Number 811-9018



Item 77.C     Matters submitted to a vote of security holders

SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders of the American AAdvantage Balanced Mileage Fund ("Balanced Fund"), American AAdvantage Large Cap Value Mileage Fund ("Large Cap Value Fund"), American AAdvantage Small Cap Value Mileage Fund ("Small Cap Value Fund"), and the American AAdvantage International Equity Mileage Fund ("International Equity Fund") (the "Funds") was held on August 9, 1999. By reason of the fact that the holders of record of a majority of the issued and outstanding shares of each Fund of the American AAdvantage Mileage Funds (the "Mileage Trust") entitled to vote at this meeting were not present in person or by proxy, a quorum was not present for any of the Mileage Trust's Funds.

A second special meeting of shareholders of the Funds was held on August 30, 1999. By reason of the fact that the holders of record of a majority of the issued and outstanding shares of each Fund of the Mileage Trust entitled to vote at this meeting were not present in person or by proxy, a quorum was not present for any of the Mileage Trust's Funds.

A third special meeting of shareholders of the Funds was held on September 13, 1999. By reason of the fact that the holders of record of a majority of the issued and outstanding shares of the Balanced, Large Cap Value and Small Cap Value Funds of the Mileage Trust entitled to vote at this meeting were present in person or by proxy, a quorum was present for those Funds. A quorum was not present for the International Equity Fund. The following matters were voted on at the meeting.

(1) Approved a change to the fundamental investment restrictions to allow the purchase and sale of futures contracts and options on futures contracts.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       86,297.296         17,551.308      0.000
Large Cap           141,290.804        74,672.113      14,188.024
Value Fund
Small Cap           4,650.762          0.000           0.000
Value Fund

(2) Approved a change to the fundamental investment restrictions to allow the borrowing of money from AMR Investment Services, Inc. and any of its affiliates under certain limited circumstances.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       95,134.562         7,283.517       1,430.525
Large Cap           164,199.903        50,673.848      15,277.190
Value Fund
Small Cap           4,650.762          0.000           0.000
Value Fund

(3) The shareholders of the Funds authorized the Balanced, Large Cap Value and Small Cap Value Portfolios (the "Portfolios") of the AMR Investment Services Trust to vote at a special meeting of interest holders of the Portfolios on the following matters.

     (a) To change the Portfolios' fundamental investment restrictions to allow the purchase and sale of futures contracts and options on futures contracts.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       87,959.589         15,889.015      0.000
Large Cap           142,049.373        74,672.113      13,429.455
Value Fund
Small Cap           4,650.762          0.000           0.000
Value Fund

(b) To change the Portfolios' fundamental investment restrictions to allow the borrowing of money from AMR Investment Services, Inc. and any of its affiliates under certain limited circumstances.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       95,134.562         7,283.517       1,430.525
Large Cap           164,199.903        50,673.848      15,277.190
Value Fund
Small Cap           4,650.762          0.000           0.000
Value Fund

A fourth special meeting of shareholders of the International Equity Fund was held on September 14, 1999. By reason of the fact that the holders of record of a majority of the issued and outstanding shares of the International Equity Fund entitled to vote at this meeting were present in person or by proxy, a quorum was present for the Fund. The following matters were voted on at the meeting.

(1) Approved a change to the fundamental investment restrictions to allow the purchase and sale of futures contracts and options on futures contracts.

                    FOR                AGAINST         ABSTAIN
International       148,228.297        39,711.984      1,155.786
Equity Fund

(2) Approved a change to the fundamental investment restrictions to allow the borrowing of money from AMR Investment Services, Inc. and any of its affiliates under certain limited circumstances.

                    FOR                AGAINST         ABSTAIN
International       155,372.783        30,674.806      3,048.478
Equity Fund

(3) The shareholders of the Fund authorized the International Equity Portfolio (the "Portfolio") of the AMR Investment Services Trust to vote at a special meeting of interest holders of the Portfolio on the following matters.

     (a) To change the Portfolio's fundamental investment restrictions to allow the purchase and sale of futures contracts and options on futures contracts.

                    FOR                AGAINST         ABSTAIN
International       149,384.083        39,711.984      0.000
Equity Fund

     (b) To change the Portfolio's fundamental investment restrictions to allow the borrowing of money from AMR Investment Services, Inc. and any of its affiliates under certain limited circumstances.

                    FOR                AGAINST         ABSTAIN
International       156,528.569        30,674.806      1,892.692
Equity Fund